QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124140, 333-122628, 333-110855, 333-110854, 33-40730, 333-103573, 333-30610, 333-82309, 333-45869, 333-59516, 333-38378, 002-90009, 033-02761, 333-30610, 333-82309 and 33-59979) and Form S-3 (Nos. 333-120776, 333-49952, 333-48194) and Form S-3ASR (333-143634) of Molson Coors Brewing Company of our report dated September 11, 2008 relating to the financial statements of Miller Brewing Company, which appears in the Current Report on Form 8-K/A of Molson Coors Brewing Company dated September 12, 2008.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
September 12, 2008

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS